UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)      January 20, 2005

Toreador Resources Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [___]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [___]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [___]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2
                          (b))

        [___]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4
                          (c))

Item 1.02. Termination of Material Definitive Agreement.

        On January 20, 2005, the final portion of the $7.5 million of 7.85% Convertible Subordinated Notes (the "Notes") of Toreador Resources Corporation (the "Company") was converted into shares of the Company's common stock.

        Pursuant to the terms of the Notes, the Company had the right to force the conversion of the Notes into shares of the Company's common stock on February 22, 2005, provided that the closing price of the Company's common stock on the Nasdaq National Market for each of the thirty consecutive trading days preceding January 22, 2005 was greater than $14.35 per share. On January 13, 2005, the Company offered the option to the noteholders to exchange their Notes for the aggregate number of shares of the Company's common stock issuable upon conversion of each of their Notes and that portion of interest payable pursuant to the Notes that would otherwise have been payable to the noteholders through February 22, 2005 absent conversion of their Notes prior to such date.

        On January 20, 2005, the final noteholder converted its Notes.

_________________

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2005	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO